LOAN SALE AGREEMENT

                                 BY AND BETWEEN

                      FEDERAL DEPOSIT INSURANCE CORPORATION
                          IN ITS RECEIVERSHIP CAPACITY

                                       AND

                       UNION STATE BANK, NANUET, NEW YORK
                                TABLE OF CONTENTS

                                    Article I
                                   Definitions

                                   Article II
                           Purchase and Sale of Loans

2.1.2.2. Terms and Conditions of Sale
         Closing and Payment of Purchase Price
2.3.2.4. Allocation of Payments Made on Loans
         Adjustments to Purchase Price; Offsets Against Deposits
2.5.     Rebates and Refunds
2.6.2.7. Interest Conveyed
         Retained Claims and Release
2.8.     Taxes

                                   Article III
                     Transfer of Loan(s) and Loan Documents

3.1.3.2. Delivery of Documents,
         Recordation of Documents

                                   Article IV
                     Representation and Warranties of Buyer

4.1. Buyer's Authorization
4.2. Compliance with Law,
4.3. Execution and Enforceability
4.4. Representations Remain True

                                    Article V
                   Covenants, Duties and Obligations of Buyer

5.1. Servicing of Loans
5.2. Disbursements of Principal
5.3. Collection Agency/Contingency Fee Agreements'
5.4. Insured or Guaranteed Loans
5.5. Buyer's Due Diligence
5.6. Reporting to or for the Applicable Taxing Authorities
5.7.5.8. Loans in Litigation ,
         Loans in Bankruptcy
5.9.  Loans in which the Collateral is Insured
5.10. Loans with Escrow Accounts


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Federal Deposit Insurance Corporation
Reliance Bank Loan Sale Agreement
White Plains, NY Version 1.4


5.11. Loans in which Seller was the Lead Lender in a Participated Loan
5.12. Contracts for Deed
5.13. Files and Records
5.14. Reimbursement for Use of Seller's Employees
5.15. Notice to Borrowers
5.16. Notice of Claim
5.17. Use of the FDIC's Name and Reservation of Statutory Powers
5.18. Prior Servicer Information
5.19. Release of Seller
5.20. Indemnification
5.21. Borrower as Buyer

                                   Article VI
                     Loans Sold" As Is" and Without Recourse

6. Loans Sold 'I As Is"
6. No Warranties or Representations with Respect to Escrow Accounts
6. No Warranties or Representations as to Amounts of Unfunded Principal
6. DisclaimerRegarding Calculation or Adjustment of Interest on any Loan
6. No Warranties or Representations with Regard to Due Diligence Data
6. Buyer's Waiver of Cause of Action
6. Intervening or Missing Assignments
6. No Warranties or Representations as to Documents

                                   Article VII
                     Repurchase by Seller at Buyer's Option

7.1. Repurchases at Buyer's Option
7.2. Securities Laws Right of Rescission
7.3.7.4. Defects not Qualifying for Repurchase
         Notice to Seller
7.5. Re-delivery ofNote(s), Files and Documents
7.6. Waiver of Buyer's Repurchase Option

                                  Article VIII
                                     Notices

8.1. Notices
8.2. Article VII. Notice
8.3. All Other Notices


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Federal Deposit Insurance Corporation
Reliance Bank Loan Sale Agreement
White Plains, NY Version 1.4



                                   Article IX
                              Condition Precedent

9.1 Failure to Close

                                    Article X
                            Miscellaneous Provisions

10.1. Severability'
10.2. Construction
10.3. Survival
10.4. Governing Law
10.5. Incorporation by Reference
10.6. Cost, Fees and Expenses
10.7. Nonwaiver, Amendment and Assignment
10.8. Drafting Presumption
10.9. Controlling Agreement
10.10. Venue
10.11. Counterparts
10.12. Waiver of Jury Trial

                                   Attachments

Attachment "A"--Schedule of Loans
Attachment "B"--Repurchase Percentages
Attachment "C"--Bill of Sale
Attachment "D"--Assignment and Assumption Agreement
Attachment "E"--Assignment and Lost Instrument Affidavit
Attachment "F"--Affidavit and Assignment of Claim


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Federal Deposit Insurance Corporation
Reliance Bank Loan Sale Agreement
White Plains, NY Version 1.4

                                 LOAN SALE AGREEMENT

                               LOAN POOL NUMBER(S): 400

         THIS AGREEMENT, entered into March 19, 2004, by and between the Federal Deposit Insurance Corporation ("FDIC") as receiver of Reliance Bank, White Plains, NY ("Failed Bank") ("Seller") and Union State Bank, Nanuet, New York ("Buyer") sets forth the terms and conditions whereby Seller agrees to sell and Buyer agrees to purchase all those Loans set forth in the attached Schedule of Loans for the consideration herein stated.

   NOW THEREFORE, Seller and Buyer agree and represent as follows:

                                    Article I
                                   Definitions

   For purposes of this Agreement the following terms shall have the meanings indicated:

         "Accounting Records" means the general ledger and supporting subsidiary ledgers and schedules.

          "Advances" means the sum of all unreimbursed amounts advanced by or on behalf of Seller or Buyer for the benefit of a Borrower or a participant, including, without limitation, sums advanced to protect the Noteholder's lien position, including payment of ad valorem taxes and hazard insurance as permitted by the terms of any Loan sold hereunder but not including disbursements of principal.

   " Affidavit and Assignment of Claim II means an Affidavit and Assignment of Claim in the form of Attachment "F" to this Agreement.

   " Agreement" means this Loan Sale Agreement and the Attachments hereto.

          "Assignment and Assumption Agreement" means an Assignment and Assumption Agreement in the form of Attachment "D" to this Agreement.

   "Assignment and Lost Instrument Affidavit" means an Assignment and Lost Instrument Affidavit in the form of Attachment "E" to this Agreement.

   II Attachment" means any of the attachments to this Agreement.

          "Bank Closing Date" means the close of business of the Failed Bank on the date on which the Chartering Authority closed such institution.

   "Bid" means a bid to purchase one or more Loan Pool(s) submitted by Buyer.

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Federal Deposit Insurance Corporation
Reliance Bank Loan Sale Agreement
White Plains, NY Version 1.4


          "Bid Amount" means, (a) for any Loan Sale in which the Bid Instructions require bids expressed as a percentage of Book Value, an amount equal to (i) the sum of the Book Value for all Loans in the Loan Pool or Loan Pool Combination, multiplied by (ii) the Bid Percentage and, (b) for any Loan Sale in which the Bid Instructions require bids expressed in U.S. dollars, the Bid accepted by Seller.

          "Bid Award Date" means the date the Bid Confirmation Letter is sent to Buyer by Seller

          "Bid Confirmation Letter" means the letter sent to Buyer by Seller confirming acceptance of a Bid submitted by Buyer.

          "Bid Percentage" means Buyer's offer, expressed as a percentage of Book Value, to purchase a Loan Pool or Loan Pool Combination.

    "Bill of Sale" means a Bill of Sale in the form of Attachment tIC" to this Agreement.

          "Book Value" means a Loan's unpaid principal balance as stated on the Accounting Records of the Failed Bank as of Bank Closing Date and adjusted by
(i) subtracting payments of principal received by Seller or its predecessor on or before the Calculation Date (including any adjustments made as a result of a foreclosure sale on or before the Calculation Date as to which the Redemption Period, if any, expired on or before the Calculation Date), (ii) adding disbursements of principal made by Seller or its predecessor on or before the Calculation Date, and (iii) adding back any principal previously charged or written off by the Failed Bank subsequent to the date of the Information Package. Book Value for pre-computed interest Loans shall include, in addition, the amount of outstanding earned and unearned interest for such Loans. The Book Value shall not include any general or specific reserves on the Accounting Records of the Failed Bank.

         "Borrower" means any obligor, guarantor or surety of any Loan or any other party liable for the performance of obligations associated with any Loan.

    "Business Day" means any day other than a Saturday, Sunday or federal legal holiday.

          "Calculation Date" means Bank Closing Date, which date shall be used to calculate the Purchase Price. For each Loan in Loan Pools serviced by others, "Calculation Date" means the date of the most recent remittance report prior to the Loan Sale Closing Date.

          "Chartering Authority" means (i) with respect to a national bank, the Office of the Comptroller of the Currency, (ii) with respect to a federal savings association or savings bank, the Office of Thrift Supervision, (iii) with respect to a bank or savings institution chartered by a state, the agency of such state charged with primary responsibility for regulating and/or closing banks or savings institutions, as the case may be, (iv) the Corporation in accordance with 12 V.S.C. Section 1821(c), with regard to self appointment, or
(v) the appropriate federal banking agency in accordance with 12 V.S.C. 1821(c)(9).


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Federal Deposit Insurance Corporation
Reliance Bank Loan Sale Agreement
White Plains, NY Version 1.4

          "Closing" means the simultaneous delivery by Seller and Buyer of documents and funds and the performance of the other acts herein provided to be performed on the Loan Sale Closing Date in order to effect the consummation of the Loan Sale.

          "Collateral" means any and all collateral securing a Loan, including without limitation, any accounts receivable, inventory, property of any kind, whether real or personal (including but not limited to equipment and other physical assets) and any contract and other rights and interests of a Borrower pledged pursuant to or otherwise subject to any Collateral Document. Collateral does not include collateral which has been foreclosed on or before the Calculation Date and the Redemption Period, if any, has expired on or before the Calculation Date.

          "Collateral Document" means each deed of trust, mortgage, assignment of production, security agreement, assignment of security interest, personal guaranty, corporate guaranty, letter of credit, pledge agreement, collateral agreement, loan agreement or other agreement or document, whether an original or copy or whether similar to or different from those enumerated, securing in any manner the performance or payment by any Borrower of its obligations or the obligations of any other Borrower under any Note evidencing a Loan. Collateral Document does not include a deed of trust, mortgage, assignment of production, security agreement, assignment of security interest, pledge agreement or collateral agreement insofar as the collateral encumbered by such agreernent has been foreclosed under such agreement on or before the Calculation Date, and the Redemption Period, if any, has expired on or before the Calculation Date.

          "Confidentiality Agreement" means the confidentiality agreement executed or assented to by Buyer in anticipation of gaining access to the documents related to the sale of the Loans.

          "Contract for Deed" means an executory contract with a third party to convey real property.

         "Corporation" means the Federal Deposit Insurance Corporation in its corporate capacity.

          "Deconversion Date" means the date Loan servicing records are transferred from the Seller's system of record to the Buyer's system of record.

          "Deficiency Balance" means the remaining unpaid principal balance of any Loan purchased hereunder after crediting to it the proceeds of a foreclosure sale which occurred on or before the Calculation Date, and for which the Redemption Period, if any, expired on or before the Calculation Date.

    "Foreign Loan II means a Loan regarding which the Borrower or any of the Collateral concerning the Loan is located in a country other than the United States.


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Federal Deposit Insurance Corporation
Reliance Bank Loan Sale Agreement
White Plains, NY Version 1.4

          "Foreign Jurisdiction" means any country other than the United States, and any subdivision or other jurisdiction of or in such other country in which a Borrower or any Collateral is located.

          "Information Package" means the compilation of financial and other data with respect to the Failed Bank entitled "Information Package" dated as of January 31, 2004, and any amendments or supplements thereto provided to the Buyer by the Corporation.

         "Internal Revenue Code" means the Internal Revenue Code of 1986 of ilie United States, as it may be amended from time to time.

          "Loan(s)" means and includes, as the following appear on the books and records of the Failed Bank as of Bank Closing Date: (a) any obligation evidenced by a promissory note or other evidence of indebtedness (including loan histories, affidavits, general collection information, correspondence and comments pertaining to such obligation); (b) all rights, powers, liens or security interests of Seller in or under the Collateral Document(s); (c) any judgment founded upon a note to the extent attributable thereto and any lien arising therefrom; (d) any Contract for Deed as that term is defined herein, (e) leases, and (t) any other asset of whatever kind or type, all as identified on the attached Schedule of Loans, including without limitation, all rights arising therefrom or appurtenant thereto. Loan(s) do not include repossessed or foreclosed collateral (i) which was foreclosed on or before the Calculation Date and (ii) for which the Redemption Period, if any, expired on or before the Calculation Date.

          "Loan File" means (i) all Failed Bank documents pertaining to any Loan, either copies or originals that are in the possession of Seller excluding the Note, renewals of the Note and Collateral Documents and (ii) any files with respect to a Loan established and maintained by Seller's employee(s) or contractor(s) responsible for the management of that Loan following the closing of the Failed Bank, excluding Seller's internal memoranda and confidential communications between Seller and its legal counsel. The Loan File does not include other files maintained by other employees or agents of Seller, such as Seller's legal counsel.

          "Loan Pool(s)" means one (or more) of the groups of Loans identified in the Schedule of Loans set forth in Attachment" A" to this Agreement.

          "Loan Pool Combination" means a combined group of Loan Pools for which Buyer submitted one unified bid pursuant to the procedures established in the Bid Instructions.

   "Loan Sale" means the sale of Loans of the Failed Bank by Seller.

          "Loan Sale Closing Date" means a date selected by Seller, which date shall not be later than twenty (20) Business Days after the Bank Closing Date.

          "Mortgaged Property" means the land, fixtures and improvements, if any, securing any Loan sold to Buyer under the terms and conditions of this Agreement. Mortgaged Property does


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Federal Deposit Insurance Corporation
Reliance Bank Loan Sale Agreement
White Plains, NY Version 1.4


not include property repossessed or foreclosed on or before the Calculation Date as to which the Redemption Period, if any, expired on or before the Calculation Date.

          "Non-Foreign Loan" means any Loan which is not a Foreign Loan.

          "Non-Performing Loan(s)" means any Loan other than a Performing Loan.

          "Note" means each agreement, document and instrument evidencing a Loan, including without limitation, each promissory note, loan agreement, shared credit or participation agreement, inter-creditor agreement, letter of credit, reimbursement agreement, draft, bankers' acceptance, transmission system confirmation of transaction or other evidence of indebtedness of any kind evidencing each Loan.

          "Noteholder" means the holder of a Note

         "Obligations" means all obligations and commitments of Seller relating to a Loan and arising under and in accordance with the relevant Note(s) or Collateral Documents relating thereto, including without limitation the commitment to make advances of funds to or for the benefit of a Borrower.

          "Participated Loan" means any Loan subject to a shared credit, participation or similar inter-creditor agreement under which the Failed Bank was lead or agent financial depository institution or otherwise managed the credit or sold participations, or under which the Failed Bank was a participating financial depository institution or purchased participations in a credit managed by another.

          "Performing Loan" means any Loan for which the last payment of principal, interest and any escrow amounts that is required to be paid by the terms of the Note or Collateral Documents is less than sixty days prior to the Calculation Date as shown on the Schedule of Loans attached hereto as Attachment" A," regardless of whether such Loan is in a Loan Pool consisting primarily of Performing Loans or consisting primarily of Non-Performing Loans.

          "Property" means the real or personal property securing any Loan contained in a Loan Pool. Property does not include property repossessed or foreclosed on or before the Calculation Date as to which the Redemption Period, if any, expired on or before the Calculation Date.

          "Purchase Price" means, an amount equal to the sum of (i) the Bid Amount, plus (ii) disbursements of principal made by Seller that are not included in the Book Value plus (iii) any Advances made by Seller, plus (iv) interest calculated on the Book Value and at the rate payable for each Performing Loan (except those with pre-computed interest) from the interest "paid-to date" to, but not including, the Loan Sale Closing Date. No amount with respect to unpaid interest shall be due for Non-Performing Loans.


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Federal Deposit Insurance Corporation
Reliance Bank Loan Sale Agreement
White Plains, NY Version 1.4


          "Purchaser Eligibility Certification II means the document under such title provided to bidders and potential bidders as part of the Information Package and executed by Buyer in connection with the Loan Sale.

          "Redemption Period" means the applicable state statutory time period, if any, during which a foreclosed owner may buy back foreclosed real property from the foreclosure sale purchaser. Not all states provide for a Redemption Period. The length of a Redemption Period may vary among the states which do provide for a Redemption Period. The law of the state in which the real property is located is the applicable law in determining whether there is a Redemption Period and if so, how long it is.

          "Related Party" means any party related to the Borrower in the manner delineated in 26 U.S.C.A 267(b) and the regulations promulgated thereunder, as such law and regulations may be amended from time to time.

         "Repurchase Percentage" means the Repurchase Percentage indicated on Attachment "B" to this Agreement.

          "Repurchase Price" means, with respect to any Loan, an amount equal to the sum of (i) the Bid Amount, adjusted to reflect changes to Book Value in accordance with Section 2.4 hereof, for the Loan Pool or Loan Pool Combination containing such Loan, multiplied by the Repurchase Percentage, plus (ii) any Advances and interest on such Loan included in the Purchase Price, minus (iii) the total of amounts received after the Calculation Date by Buyer for such Loan, regardless of how applied, plus (iv) Advances made by Buyer on such Loan to protect the Noteholder's lien position, plus (v) total disbursements of principal that are not included in the Book Value made by Seller and Buyer under the Note and Collateral Documents.

          "Schedule of Loans" means the list of all Loans that are the subject of this transaction appended to this Agreement as Attachment "A."

          "Settlement Date" means a date determined by Seller upon which final adjustments will be made to the Purchase Price pursuant to Section 2.4 hereof. Any Settlement Date determined by Seller shall be a Business Day not later than one hundred eighty (180) calendar days after the Loan Sale Closing Date.

          "Significant Environmental Contamination" means the presence at, in or under a Mortgaged Property, at a level or in an amount that poses a threat to human health or the environment sufficient to prompt a regulator to require remediation under any federal or state law, of any substance defined as a "hazardous substance" under Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act, 42 V.S.C. Section 9601(14), and including lead-based paint and petroleum, including crude oil or any fraction thereof that is liquid at standard conditions of temperature and pressure ("contamination").

          "Tax Certificate" means a certificate signed by the chief financial officer, chief accounting officer or other executive officer with knowledge of tax matters, or the general


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Federal Deposit Insurance Corporation
Reliance Bank Loan Sale Agreement
White Plains, NY Version 1.4


counsel, of Buyer certifying that under the applicable laws of each relevant Foreign Jurisdiction and jurisdiction in which Buyer, its lending or other relevant office or agents may be located, (i) no Taxes are payable by Seller or Buyer, or if any such Taxes are payable, certifying the type and amount of such taxes, the party responsible for the payment thereof, the relevant taxing authority to which payment of such Taxes must be made and the timing for such payment as required by applicable law, and (ii) no Tax forms or other information reports are required of the Seller, or if any such forms or reports are required, certifying the type of form, the relevant taxing authority and the deadline for such form or other report.

          "Taxes" means any taxes, assessments, levies, imposts, duties, deductions, fees, withholdings or other charges of whatever nature, including interest and penalties thereon, required to be paid to any taxing authority of or in any Foreign Jurisdiction or any jurisdiction in which Buyer, its lending or other relevant office or agents may be located under the applicable laws of such Foreign Jurisdiction or other jurisdiction with respect to the sale and transfer of the Loans, the Collateral Documents or the rights in the Collateral or the assignment and assumption of Obligations thereunder, including without limitation any withholding taxes payable by virtue of the sale of the Loans at a discount from Book Value and any value-added taxes.

          "Uniform Commercial Code" means the unifonn law governing commercial transactions drafted by the National Conference of Commissioners on Unifonn State Laws and the American Law Institute and adopted in whole or substantially by all states.

                                   Article II
                           Purchase and Sale of Loans

          2.1. Terms and Conditions of Sale. Seller agrees to sell, assign, transfer and convey to Buyer, and Buyer agrees to purchase and accept from Seller, all the right, title and interest of Seller, as of the Loan Sale Closing Date, in and to each Loan in the Loan Pool(s) on a servicing-released basis, and all rights in the Property pursuant to the Collateral Documents. Seller agrees to assign and Buyer agrees to assume all of the Obligations of the Failed Bank or Seller under and with respect to all the Notes and Collateral Documents. Such sale, assignment, transfer and conveyance by Seller and the purchase, acceptance and assumption by Buyer shall occur at the Loan Sale Closing Date, but shall be effective as of Bank Closing Date, and shall be on the terms and subject to the conditions set forth in this Agreement, including without limitation, the payment by Buyer of the Purchase Price. Loans made after the date of the Information Package shall be placed, in the sole discretion of the FDIC, in a Loan Pool of like Loans, and such Loans shall be purchased by the Buyer on the same terms and conditions as the other Loans in the Loan Pool(s).

          2.2. Closing and Payment of Purchase Price. The Closing shall occur on the Loan Sale Closing Date, and, at Seller's option, be either by mail or conducted in person at a place designated by Seller. Buyer shall pay to Seller at the Closing, by wire transfer of immediately available funds the amount of the Purchase Price. Wire transfers shall be made to Seller's account in accordance with such instructions as Seller shall notify to Buyer in writing on or prior to the Loan Sale Closing Date.

          2.3. Allocation of Payments Made on Loans. All payments received by Seller on account of any of the Loans on or before the Calculation Date shall belong to Seller. All payments received by Seller on account of the Loans after the Calculation Date shall belong to Buyer. In the event that a check Seller has received with respect to a Loan on or before the Calculation Date is dishonored before or after the Calculation Date, an adjustment to the Purchase Price in Seller's favor in the amount of the dishonored check shall be made within ten
(10) days of notification by Seller to Buyer that a check has been dishonored. In the event Seller deposits a check received after the Calculation Date and issues a check or other payment therefore to Buyer, Buyer shall bear the risk that any such check will be dishonored and Buyer shall reimburse Seller within ten (10) Business Days after receipt of notice by Seller to Buyer that such check was dishonored.

          2.4. Adjustments to Purchase Price; Offsets Against Deposits.

                  (a) On or before the Settlement Date, Seller shall provide Buyer with a statement setting forth all adjustments to the Purchase Price that Buyer or Seller discovers reflecting (1) any changes in the Book Value (i) because of miscalculations, misapplied payments, unapplied payments, unrecorded disbursements of principal, or other accounting errors; or (ii) resulting from a final court decree, unappealable regulatory enforcement order or other similar action of a legal or regulatory nature effective on or before the Calculation Date, or (iii) resulting from a


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Federal Deposit Insurance Corporation
Reliance Bank Loan Sale Agreement
White Plains, NY Version 1.4


foreclosure sale which occurred on or before the Calculation Date for which the Redemption Period, if any, expired on or before the Calculation Date; and (2) any unreimbursed Advances or other payments not previously included in the Purchase Price, provided however, no adjustment to Purchase Price will be made for any changes resulting from any calculation or adjustment of interest on any Loan as provided in Section 6.4 hereof. Any money due Buyer or Seller as a result of any adjustments made pursuant to Section 2.4(a)(1) hereof will be calculated by multiplying the aggregate amount owed each party by the Bid Percentage. Any adjustments made pursuant to Section 2.4(a)(2) shall be calculated by multiplying the aggregate amount owed by 100%. The total aggregate amount owed to Seller shall be subtracted from the total aggregate amount owed to Buyer. If the resulting amount is a positive number, Seller shall pay such amount to Buyer, and if the resulting amount is a negative number, Buyer shall pay such amount to Seller as if such number were a positive number. Any money due Buyer or Seller will be paid within ten (10) Business Days after the Settlement Date. Buyer shall adjust its servicing records to reflect any changes to the unpaid principal balance of any Loan made pursuant to this Section 2.4(a).

                   (b) With respect to any Loan, Seller reserves the right to pennit or require offsets against deposit accounts of the Failed Bank. If allowed by Seller, such offsets will be retroactive to the date such Failed Bank closed. At such time as an offset is effected, Seller will give notice of such to Buyer and pay Buyer the amount of the offset on a dollar-for-dollar basis and Buyer shall credit such amount to the Loan according to the tenus and conditions of the applicable Note(s) as of Bank Closing Date.

          2.5. Rebates and Refunds. Buyer is not entitled to any rebates or refunds from Seller from any pre-computed interest Loan regardless of when the Note matures. Further, on pre-computed interest Loans, Seller will not refund any unearned discount amounts to Buyer.

          2.6. Interest Conveyed. Seller shall convey all of its right, title and interest in and to each Loan, including all of Seller's right, title and interest in and to any Deficiency Balance. In the event a foreclosure occurs after the Calculation Date, or occurred on or before the Calculation Date, but the Redemption Period had not expired on or before the Calculation Date, Seller shall convey to Buyer the Deficiency Balance, if any, together with the net proceeds, if any, of such foreclosure sale. If Seller was the purchaser at such foreclosure sale, Seller shall convey to Buyer the Deficiency Balance, if any, together with a quitclaim deed to the property purchased at such foreclosure sale. Buyer acknowledges and agrees that Buyer shall not acquire any interest in or to any such property which was foreclosed by Seller or any of its predecessors-in-interest on or before the Calculation Date and for which the Redemption Period, if any, had expired on or before the Calculation Date; nor shall Buyer acquire any interest in or to any performance or completion bond filed with any governmental entity for the purpose of ensuring that improvements constructed or to be constructed on such property are completed in accordance with any governmental regulation(s) or building requirement(s) applicable to the proposed or completed improvement.

          2.7. Retained Claims and Release. Buyer and Seller agree that the sale of the Loans pursuant to this Agreement will exclude the transfer to Buyer of all right, title and interest of


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Federal Deposit Insurance Corporation
Reliance Bank Loan Sale Agreement
White Plains, NY Version 1.4

Seller in and to any and all claims of any nature whatsoever that might now exist or hereafter arise, whether known or unknown, that Seller has or might have (a) against officers, directors, employees, insiders, accountants, attorneys, other persons employed by Seller or the Failed Bank and any of its predecessors, underwriters or any other similar persons who have caused a loss to Seller or the Failed Bank and any of its predecessors in connection with the initiation, origination or administration of a Loan, (b) against any appraisers, accountants, auditors, attorneys, investment bankers or brokers, loan brokers, deposit brokers, securities dealers or other professional individuals or entities who performed services for the Failed Bank or Seller relative to a Loan, (c) against any third parties involved in any alleged fraud or other misconduct relating to the making or servicing of a Loan or (d) against any appraiser or other party from whom Seller or any servicing agent contracted for services or title insurance in connection with the making, insuring or servicing of a Loan.

          2.8. Taxes. Notwithstanding that Taxes may, under applicable law, be assessed against and payable by Seller, Buyer hereby agrees to accept responsibility for and to pay, on its own behalf or on behalf of Seller, as the case may be, any and all Taxes, and Seller shall have no obligation to reimburse Buyer therefore.. Payment of Taxes shall not affect the Purchase Price. Within thirty days after the Loan Sale Closing Date, Buyer shall deliver to Seller a Tax Certificate in accordance with Section 3.1 hereof. In the event that the Tax Certificate shall prove to have been incorrect or for any other reason Buyer becomes aware of Taxes due, Buyer shall promptly notify Seller and shall pay such Taxes in accordance with the provisions of this Section 2.8. In the event that Taxes shall be payable, Buyer shall make payment thereof to the relevant taxing authorities when due, identifying to such authorities in appropriate manner and in accordance with applicable law the nature of the payment and identifying the party on whose behalf the payment is being made. In the event that, under applicable law, Buyer shall be unable to make payment of Taxes on behalf of Seller, then Buyer shall promptly notify Seller thereof and Seller may, at its sole option, grant to Buyer a limited power of attorney, in such form as Seller shall determine, solely for the purpose of making payment of such Taxes and filing information returns with respect thereto as agent for Seller. Buyer shall notify Seller, in accordance with the provisions of Article VIII of this Agreement, promptly after payment of any Taxes that such payment has been made..

                                   Article III
                  Transfer of Loan(s) and Collateral Documents

          3.1. Delivery of Documents. Buyer and Seller agree to execute and deliver to one another the following files and documents:

                     At Closing, Buyer shall deliver to Seller:

                     1. An original of the Assignment and Assumption Agreement, in the foml of Attachment "D" to this Agreement, executed by Buyer.

                     2. A corporate resolution certified by Buyer's corporate
            secretary or, if Buyer is not a corporation, other evidence satisfactory to Seller as to Buyer's authority: (i) to purchase the Loans and assume the Obligations thereunder, and (ii) to execute and deliver this Agreement and all related instruments required to consummate the transactions contemplated hereby and to carry out all of its obligations hereunder (including a certificate of incumbency of any person who executes any document on behalf of Buyer).

                     3. Two originals of this Agreement executed by Buyer.

                     4. Other documents as Seller may reasonably require as
            evidence of Buyer's good standing, existence or authority.

                     At Closing, Seller shall deliver to Buyer:

                     1. A Bill of Sale transferring all of Seller's right, title and interest in and to the Loans to Buyer, in the form of Attachment "C" to this Agreement, executed by Seller.

                     2. An original of the Assignment and Assumption Agreement, in the form of Attachment "D" to this Agreement, executed by Seller.

                        Two originals of this Agreement executed by Seller.

            (c) Within thirty days after the Loan Sale Closing Date, Buyer shall deliver the Tax Certificate to Seller.

            (d) Within a reasonable time after the Loan Sale Closing Date, Seller shall deliver to Buyer the Note, the Loan File(s) and Collateral Document(s) pertaining to the Loan(s) sold.

            (e) After Closing, Buyer is responsible for preparing all documents relating to the transfer of Loans and Obligations not delivered by Seller at Closing, with one exception: if


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Federal Deposit Insurance Corporation
Reliance Bank Loan Sale Agreement
White Plains, NY Version 1.4

3. Buyer is not granted a limited power of attorney per section 3.1(f), Seller will provide all endorsements and allonges to Notes and will execute them. However, if Buyer is granted a limited power of attorney per section 3.1(f), Buyer will prepare all endorsements and allonges to Notes and will execute them as attorney-in-fact for the Seller. The form in which Buyer will prepare the endorsements and allonges to Notes is as follows:

                                             Pay to the order of

                                             Without Recourse

                                             FEDERAL DEPOSIT INSURANCE
                                             CORPORATION as Receiver of Reliance
                                             Bank, White Plains, NY

                                             By:
                                             Title:

                                                      Attorney-in-Fact

 All documents Buyer prepares shall be in appropriate form suitable for filing or recording (if applicable) in the relevant jurisdiction and otherwise subject to the limitations set forth herein, and Buyer shall be solely responsible for the preparation, contents and form of such documents. Buyer hereby releases Seller from any loss or damage incurred by Buyer due to the contents and form of such documents and shall indemnify and hold Seller harmless for any action or cause of action by any person, including Buyer, arising out of the contents or form of any such documents, including without limitation, any claim relating to the adequacy or inadequacy of any of such documents or instruments for the purposes thereof.

 If any such documents delivered by Buyer to Seller for execution are unacceptable to Seller for any reason whatsoever, Seller may return such document to Buyer along with an explanation as to why the document is unacceptable to Seller. When requesting execution of any such document, Buyer shall furnish Seller with the Loan Pool and the Loan numbers set forth on the Schedule of Loans, and a copy of the Note(s), a copy of the Collateral Document to be transferred, and copies of any previous assignments of the applicable Collateral Document.

                   (f) As to Non-Foreign Loans, Seller, in Seller's sole discretion, may elect to grant a limited power of attorney to selected Buyer employees. Attorneys-in-fact so named under the limited power of attorney will execute on behalf of Seller: (a) endorsements of Notes, (b) allonges to Notes,
(c) Assignment of Lost Instrument Affidavits, and (d) all other documents required under the laws of any jurisdiction within the United States to evidence the transfer of the Loans, the Collateral Documents and Seller's rights in the Collateral to the Buyer. If Seller elects to grant such a limited power of attorney Seller will provide it to Buyer within a reasonable time after the Loan Sale Closing Date. In the event Seller elects not to grant a limited power of attorney, Seller will execute all of the documents listed in this Section 3.1(f).


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Federal Deposit Insurance Corporation
Reliance Bank Loan Sale Agreement
White Plains, NY Version 1.4

                   (g) As to Foreign Loans, Buyer, at its own expense, must retain counsel who are licensed in the Foreign Jurisdiction(s) involved with the Foreign Loans. Such foreign counsel must draft the transfer documents necessary to assign the Foreign Loans to Buyer. Documents presented to Seller to assign Foreign Loans to Buyer must be accompanied by a letter on the foreign counsel's letterhead, signed by the foreign counsel preparing those documents, certifying that those documents conform to all the laws of the Foreign Jurisdiction. Each such document and instrument shall be delivered to Seller in the English language, provided, however, that any document required for its purposes to be executed by Seller in a language other than the English language shall be delivered to Seller in such language, accompanied by a translation thereof in the English language, certified as to its accuracy by an executive officer or general counsel of Buyer and, if such executive officer or general counsel shall not be fluently bilingual, by the translator thereof.

                   (h) Nothing contained herein or elsewhere in this Agreement shall require Seller to make any agreement, representation or warranty or provide any indemnity in any such document or instrument or otherwise, nor is Seller obligated to obtain any consents or approval to the sale or transfer of the Loans or the related servicing right, if any, or the assumption by the Buyer of the Obligations.

                  (i) Seller agrees to execute any additional documents required by applicable law to transfer and assign the Loans to Buyer.. Seller shall have no obligation to provide, review or execute any such additional documents unless the same shall have been requested of Seller within 365 calendar days of the Loan Sale Closing Date.

          3.2. Recordation of Documents. Buyer shall be responsible for, and agrees to promptly deliver, at its sole cost and expense, all appropriate documents and instruments with respect to each Loan for recordation or filing in the appropriate land, chattel, Uniform Commercial Code, and other records of the appropriate county, state and/or otherjurisdiction(s) or Foreign Jurisdiction to effect the transfer of the Loans and the Collateral Documents and all rights in Collateral, and to render legal, valid and enforceable the obligations of the Borrower(s) to the Buyer and the assumption by the Buyer of any Obligations related to a Loan arising under and in accordance with the relevant Note and Collateral Documents. Seller shall, if such is affirmatively required under the applicable laws of a relevant Foreign Jurisdiction, take such actions as are necessary in such Foreign Jurisdiction to effect the purposes of this Article
III. In accordance with Section 2.8 hereof, Buyer shall be responsible for and shall pay any and all Taxes, fees, costs and expenses incurred in connection therewith, including without limitation notarization fees and stamp, transfer and similar Taxes or fees.


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Federal Deposit Insurance Corporation
Reliance Bank Loan Sale Agreement
White Plains, NY Version 1.4

                                   Article IV
                     Representation and Warranties of Buyer

          Buyer hereby represents and warrants to Seller as of the date of this Agreement and as of the Loan Sale Closing Date:

          4.1. Buyer's Authorization. Buyer and the undersigned duly authorized representative of Buyer, acting individually, represent that Buyer is authorized to enter into this Agreement and that all laws, rules, regulations, charter provisions and bylaws to which Buyer may be subject have been duly complied with, and that such representative is authorized to act upon behalf of and bind Buyer to the terms of this Agreement.

          4.2. Compliance with Law. Neither Buyer nor any of its subsidiaries is in violation of any statute, regulation, order, decision, judgment or decree of, or any restriction imposed by, the United States of America, any State, municipality or other political subdivision or any agency of any of the foregoing, or any court or other tribunal having jurisdiction over Buyer or any of its subsidiaries or any assets of any such person, or any foreign government or agency thereof having such jurisdiction, with respect to the conduct of the business of Buyer or of its subsidiaries, or the ownership of the properties of Buyer or any of its subsidiaries, which, either individually or in the aggregate with all other such violations, would materially and adversely affect the business, operations or condition (financial or otherwise) of Buyer or the ability of Buyer to perform, satisfy or observe any obligation or condition under this Agreement. Neither the execution and delivery nor the performance by Buyer of this Agreement will result in any violation by Buyer of, or be in conflict with, any provision of any applicable law or regulation, or any order, writ or decree of any court or governmental authority.

          4.3. Execution and Enforceability. This Agreement has been duly executed and delivered by Buyer and when duly authorized, executed and delivered by Seller, this Agreement will constitute a legal, valid and binding obligation of Buyer, enforceable in accordance with its tenus.

          4.4. Representations Remain True. Buyer represents and warrants that all information and documents provided to Seller or its agents by or on behalf of Buyer in connection with this Agreement and the transactions contemplated hereby, including, but not limited to, the Purchaser Eligibility Certification and the Confidentiality Agreement, are true and correct in all material respects and do not fail to state any fact necessary to make the information contained therein not misleading.

                                    Article V
                   Covenants, Duties and Obligations of Buyer

          5.1. Servicing of Loans. From and after the Loan Sale Closing Date, Buyer shall comply with all state and federal laws and the laws of any Foreign Jurisdiction applicable with respect to the ownership and/or servicing of the Loans, including, without limitation, the Fair Debt Collection Practices Act (15 V.S.C. ss. 1692 et seq., as amended) and similar state requirements, rules and regulations, and shall abide by and be subject to all of the terms and conditions of the Collateral Documents and other instruments and documents governing or relating to the Loans and/or the servicing rights and other rights thereunder.

          5.2. Disbursements of Principal. Buyer accepts and assumes and expressly agrees to perform in accordance with the terms, all Obligations under the Note or the Collateral Documents, including without limitation, all Obligations for disbursements of principal under the Note and Collateral Documents, and Buyer hereby expressly agrees to indemnify, defend and hold harmless the Failed Bank, Seller and Seller's agents and employees from and against any claims, demands and causes of action arising out of claims of breach or default by Buyer of such Obligations.

          5.3. Collection Agency/Contingency Fee Agreements. Buyer takes the Loan(s) subject to any agreements with collection agencies currently in force or contingency fee agreements with attorneys and agrees to fulfill all Obligations of Seller thereunder. Buyer hereby indemnifies and agrees to hold Seller harmless from and against any and all claims, demands, losses, damages, penalties, forfeitures or judgments made or rendered against Seller or any legal fees or other costs, fees or expenses incurred by Seller arising out of or based upon such agreements with collection agencies or contingency fee agreements with attorneys. Buyer agrees to notify Seller within ten (10) Business Days of notice or knowledge of any such claim or demand.

          5.4. Insured or Guaranteed Loans. If any Loans being transferred pursuant to this Agreement are insured or guaranteed by any department or agency of any governmental unit, federal, state or local and such insurance or guaranty is not being specifically terminated by Seller, Buyer represents that Buyer has been approved by such agency and is an approved lender or mortgagee, as appropriate, if such approval is required or, if Buyer has not been approved, Buyer recognizes that any such insurance or guarantees may be terminated. Buyer further assumes full responsibility for determining whether or not such insurance or guarantees are in full force and effect on the date of this Agreement and with respect to those Loans whose insurance or guaranty is in full force and effect on the date of this Agreement, Buyer assumes full responsibility for doing all things necessary to insure such insurance or guarantees remain in full force and effect. Buyer agrees to assume all of Seller's Obligations under the contract(s) of insurance or guaranty, agrees to indemnify and hold Seller harmless from and against any claims of breach thereof after the Closing and agrees to cooperate with Seller where necessary to complete forms required by the insuring or guaranteeing department or agency to effect or complete the transfer to Buyer.

          5.5. Buyer's Due Diligence. Buyer represents that it has made an independent evaluation of the Loan and Loan Files and/or any electronic data made available to it pertaining to the Loans being purchased hereunder. Buyer also represents that it has conducted such other investigations as it deems appropriate and as are consistent with the terms of the Confidentiality Agreement executed or assented to by Buyer in connection with this transaction, including, without limitation, searches of Uniform Commercial Code, title, court, bankruptcy and other public records. Buyer agrees and represents that it is entering into this Agreement solely on the basis of its own investigations and its judgment as to the nature, validity, enforceability, collectibility and value of the Loans and all other facts material to their purchase, including, but not limited to the legal matters and risks relating to the collection and enforcement, and the performance of Obligations in any Foreign Jurisdiction. Buyer further acknowledges that no employee or representative of Seller has been authorized to make any statements or representations other than those specifically contained in this Agreement.

          5.6 Reporting to or for the Applicable Taxing Authorities. The Seller shall be responsible for submitting all Internal Revenue Service information returns related to the Loans sold hereunder for all applicable periods prior to the Deconversion Date. The Buyer shall be responsible for submitting all Internal Revenue Service information returns related to the Loans sold hereunder for all applicable periods commencing with the Deconversion Date. Information returns include 1098 and 1099 reporting. Buyer shall be responsible for submitting all information returns required under applicable laws of any Foreign Jurisdiction, to the extent such are required to be filed by Buyer or Seller under such laws, relating to the loans sold hereunder, for the calendar or tax year in which the Closing occurs and thereafter.

          5.7. Loans in Litigation. With respect to any Loan sold pursuant to this Agreement, which is the subject of any type of pending litigation, Buyer shall notify Seller's Regional Counsel, 1910 Pacific Avenue, Dallas, Texas 75201, within fifteen (15) Business Days of the Loan Sale Closing Date of the name of the attorney selected by Buyer to represent Buyer's interests in the litigation. Buyer shall, within fifteen (15) Business Days of the Loan Sale Closing Date, notify the clerk of the court or other appropriate official and all counsel of record that ownership of the Loan was transferred from Seller to Buyer. Buyer shall have its attorney file appropriate pleadings and other documents and instruments with the court or other appropriate body within twenty
(20) Business Days of the Loan Sale Closing Date, substituting Buyer's attorney for Seller's attorney and also removing Seller as a party to the litigation and substituting Buyer as the real party-in-interest. Except as provided in the next succeeding sentence, should Buyer fail to comply with the provisions of this section within twenty (20) Business Days after the Loan Sale Closing Date, Seller may, at its option, dismiss with or without prejudice or withdraw from, any such pending litigation.

In the event that Buyer shall be unable, as a matter of applicable law, to cause Seller to be replaced by Buyer as party-in-interest in any such litigation, Buyer shall provide to Seller's Regional Counsel at the address specified above within twenty (20) Business Days of the Loan Sale Closing Date a legal opinion of Buyer's legal counsel, qualified in the relevant Foreign Jurisdiction, to such effect and stating the reasons for such failure. In such event, (i) Buyer shall


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Federal Deposit Insurance Corporation
Reliance Bank Loan Sale Agreement
White Plains, NY Version 1.4


cause its attorney to conduct such litigation at Buyer's sole cost and expense;
(ii) Buyer shall cause the removal of Seller and substitution of Buyer as party-in-interest in such litigation at the earliest time possible under applicable law; (iii) Buyer shall use its best efforts to cause such litigation to be resolved by judgment or settlement in as reasonably efficient a manner as practical; (iv) Seller shall cooperate with Buyer and Buyer's attorney as reasonably required in Seller's sole judgment to bring such litigation or any settlement relating thereto to a reasonable and prompt conclusion; (v) no settlement shall be agreed upon by Buyer or its agents or counsel without the express prior written consent of Seller, unless such settlement includes an irrevocable and complete waiver and release of any and all potential claims against Seller in relation to such litigation or the subject Loans or Obligations by any person, including without limitation Buyer and any Borrower, and any and all losses, liabilities, claims, causes of action, damages, demands, taxes, fees, costs and expenses relating thereto are expressly agreed, duly, validly and enforceably, to be paid by Buyer without recourse of any kind to Seller; and (vi) Buyer shall pay all costs and expenses of Seller and Seller's counsel, if any, engaged in connection with such litigation as provided for in the next succeeding sentence.

Buyer agrees to reimburse Seller, upon demand, for Seller's legal expenses in such litigation. Buyer shall pay all of the costs and expenses incurred by it in connection with the actions provided for in this Section 5.7, including, without limitation, all legal fees and expenses and court costs, and agrees to payor reimburse Seller, upon demand, for Seller's legal expenses in connection with such litigation incurred on or after the Loan Sale Closing Date, including the dismissal thereof or withdrawal therefrom.

          5.8. Loans in Bankruptcy. In accordance with Bankruptcy Rule 3001(e), Buyer agrees to take all actions necessary to file within thirty (30) Business Days of the Loan Sale Closing Date, (i) proofs of claims in pending bankruptcy cases involving any Loans pmchased for which Seller has not already filed a proof of claim, and (ii) all documents required by Rule 3001 (e )(2) of the Federal Rules of Bankruptcy Procedme and to take all such similar actions as may be required in any relevant jurisdiction in any pending bankruptcy or insolvency case or proceeding in such jurisdiction involving any Loans pmchased in order to evidence and assert Buyer's rights. Buyer shall prepare and provide to Seller within thirty (30) Business Days of the Loan Sale Closing Date, an Affidavit and Assignment of Claim or any similar forms as may be required in any relevant Foreign Jurisdiction and shall be acceptable to Seller, for each Loan purchased pmsuant to this Agreement where a Borrower under such Loan is in bankruptcy at Closing. Buyer releases Seller from any claim, demand, suit or cause of action Buyer may have as a result of Seller's failme to file any such proofs of claims or other documents and Buyer further agrees to reimbmse Seller for any cost or expense incurred by Seller as a result of Buyer's failme to file an Affidavit and Assignment of Claim or similar forms as required herein.

          5.9. Loans in which the Collateral is Insured. Buyer is responsible for having itself substituted as loss payee on all collateral risk insurance in which the Failed Bank or Seller is currently listed as a loss payee. Any loss after execution of this Agreement by Seller and Buyer to either a Borrower or to Buyer or to the value or collectibility of any Loan due to Seller's cancellation of collateral risk insurance or its failure to identify Buyer as loss payee is the sole responsibility of Buyer.


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Federal Deposit Insurance Corporation
Reliance Bank Loan Sale Agreement
White Plains, NY Version 1.4


          5.10. Loans with Escrow Accounts. Buyer agrees to assume, undertake and discharge any and all Obligations of the holder of the Loans with respect to any escrow, maintenance of escrow and payments from escrow of monies paid by or on account of the Borrower. Seller shall transfer to Buyer that sum of money held by Seller as of the Loan Sale Closing Date, which represents collected and undisbursed escrow payments.

          5.11. Loans in which Seller was the Lead Lender in a Participated Loan. Buyer hereby agrees to assume the role of lead lender for any Loan in which a portion of the Loan was participated to one or more other entities and in which Seller was the lead lender as of the Loan Sale Closing Date. Buyer hereby agrees to accept any such Participated Loan subject to all participants' right, title and interest in such Participated Loan, and Buyer hereby agrees to hold Seller harmless for any loss incurred because of Buyer's performance pursuant to this section.

          5.12. Contracts for Deed. Buyer agrees to comply with all Obligations set forth in any Contract for Deed contained in any Loan Pool subject to this Agreement. Pursuant to the provisions of Section 3.1(e) hereof, Seller may require Buyer to prepare and furnish Special Warranty Deed(s) for Seller's approval and execution, conveying the real property subject to any such contract to Buyer. Title curative work, if required, shall be at Buyer's sole cost and expense.

          5.13. Files and Records. Buyer agrees to abide by all applicable state, federal and Foreign Jurisdiction laws, rules and regulations regarding the handling and maintenance of all documents and records relating to the Loans purchased hereunder including, but not limited to, the length of time such documents and records are to be retained. Buyer further agrees to:

                  (a) Allow Seller the continuing right to use, inspect and make extracts from or copies of any such documents or records upon Seller's reasonable notice to Buyer.

                  (b) Allow Seller the possession, custody and use of original documents for any lawful purpose and upon reasonable terms and conditions.

                  (c) Give reasonable notice to Seller of Buyer's intention to destroy or dispose of any documents or files and to allow Seller, at its own expense, to recover the same from Buyer.

          5.14. Reimbursement for Use of Seller's Employees. In the event of litigation with respect to the Loans purchased by Buyer in which Seller or its employees are requested or required by subpoena, court order or otherwise, to perform any acts including, but not limited to, testifying in litigation, preparing responses to subpoenas or other legal process or pleadings, and/or performing any review of public or private records such as tracing funds, whether said litigation is commenced by Buyer or any other party, Seller shall be reimbursed by Buyer for the time expended by each of Seller's employees involved in the performance of said acts at the rate of the greater of $75.00 per hour per employee or the then prevailing hourly rate per employee charged by the Seller or the FDIC to perform such services, plus all associated travel, lodging and per diem costs. Seller shall, in its sole and absolute discretion, determine and assign the


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Federal Deposit Insurance Corporation
Reliance Bank Loan Sale Agreement
White Plains, NY Version 1.4


personnel necessary to perform said acts. Buyer also agrees to reimburse Seller for copies made in the course of performing said acts at the rate of 25 cents ($.25) per copy. Nothing in this section shall require Seller to provide Buyer with any information or service in this regard.

          5.15. Notice to Borrowers. Buyer or, at Seller's option, Seller shall promptly after the Loan Sale Closing Date, but in no event later than thirty
(30) calendar days after the Loan Sale Closing Date, at its own cost and expense, give notice of this transfer to all Borrowers or Loan servicers, in the case of Borrowers located in the United States, by fIrst class U.S. mail at their current or last known address of record or, in the case of Borrowers located in a Foreign Jurisdiction, in such manner as may be required under the laws of such jurisdiction in order to effectively give notice to such Borrowers of the transfer of the Loans. In the event there is no known address for a Borrower, no personal notice to that Borrower shall be necessary. Upon subsequently locating such Borrower, Buyer shall send such notice to such Borrower. Buyer shall be liable to Seller for any and all costs and expenses incurred by Seller as a result of Buyer's failure to comply with the provisions of this section. Such costs and expenses shall include, but not be limited to, salaries of Seller's personnel and other administrative expenses, the time expended by each of Seller's employees involved in the performance of said acts at the rate of the greater of $75.00 per hour per employee or the then prevailing hourly rate per employee charged by the Seller or the FDIC to perform such services, plus all associated travel, lodging and per diem costs. Seller shall, in its sole and absolute discretion, determine and assign the personnel necessary to perform said acts. Buyer also agrees to reimburse Seller for copies made in the course of performing said acts at the rate of 25 cents ($.25) per copy. Nothing in this section shall require Seller to provide Buyer with any information or service in this regard.

          5.16. Notice of Claim. Buyer shall immediately notify Seller of any claim, threatened claim or litigation against Seller or the Failed Bank arising out of any Loan contained in a Loan Pool or Loan Pool Combination purchased by Buyer that may come to its attention.

          5.17. Use of the FDIC's Name and Reservation of Statutory Powers. Buyer agrees that it will not use or permit the use by its agents, successors or assigns of any name or combination of letters that is similar to the FDIC or the Federal Deposit Insurance Corporation. Buyer will not represent or imply that it is affiliated with, authorized by or in any way related to the FDIC. Seller specifically permits Buyer to assert the statute of limitations established under 12 V.S.C. ss. 1821(d)(14) pursuant to the terms of the Assignment and Assumption Agreement. However, Buyer acknowledges and agrees that the assignment of any Loan or Collateral Document pursuant to the terms of this Agreement shall not constitute the assignment of any other rights, powers or privileges granted to Seller pursuant to the provisions the Federal Deposit Insurance Act, including, without limitation, those granted pursuant to 12 V.S.C. ss. 1821(d), 12 V.S.C. ss. 1823(e) and 12 V.S.C. ss. 1825, all such rights and powers being expressly reserved by Seller; nor, shall Buyer assert or attempt to assert any such right, power or privilege in any pending or future litigation involving any Loan purchased hereunder. Buyer and Seller agree and stipulate that breach of the provisions of this section will result in actual and substantial damages to Seller in an amount that cannot be determined with precision. It is therefore agreed that in the event of such breach, Buyer shall pay the sum of $25,000.00 to Seller for each such breach as liquidated damages, together with such fees and expenses as Seller may incur in preventing

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Federal Deposit Insurance Corporation
Reliance Bank Loan Sale Agreement
White Plains, NY Version 1.4


further or continuing breach of said provision and recovering liquidated damages. Notwithstanding the provisions of this section, the FDIC may also pursue any equitable remedy it may have for Buyer's breach of this covenant.

          5.18. Prior Servicer Information. Buyer acknowledges and agrees that Seller might not have access to information from prior servicers of a Loan and that Seller has not requested any information not in the possession of Seller or its servicing contractor from any prior servicer of a Loan. Buyer acknowledges and agrees that Seller will not be required under the terms of this Agreement to request any information from any prior servicer.

          5.19. Release of Seller. Buyer agrees that it will not renew, extend, renegotiate, compromise, settle or release any Note or Loan or any right of Buyer founded upon or growing out of this Agreement, except upon payment in full thereof, unless all Borrowers on said Note or Loan shall first release and discharge the Failed Bank(s) and Seller and its agents and assigns (the "Released Parties") from all claims, demands and causes of action which any such Borrower may have against any such Released Party arising from or growing out of any act or omission occurring prior to the date of such release. If Buyer fails to obtain such release, Buyer agrees to protect, save and hold Seller harmless from any expense or damage Seller suffers that might have been prevented had Buyer obtained the release.

          5.20. Indemnification. Buyer agrees to pay, or reimburse to Seller, and to protect, indemnify, save and hold harmless Seller, Seller's agents and financial services advisor engaged in connection with the Loan Sale from and against any and all losses, liabilities, claims, causes of action, damages, demands, taxes, fees, costs and expenses of whatever kind, arising out of: incurred in connection with or otherwise relating to Buyer's actions or inactions in performing, or failure to perform, the obligations of Buyer set forth in this Agreement, including without limitation to: (a) notify all Borrowers of the transfer of the Loans and the Collateral. Documents and take steps to obtain consent if required of any Borrowers, as provided in this Agreement; (b) effect the removal of Seller and substitution of Buyer as party-in-interest in any litigation, as provided for in Section 5.7 hereof, or the prosecution or result of including any judgment against Seller in any litigation in which Buyer is unable to effect removal, as provided therein; (c) make any filings as may be required to evidence the transfer of the Loans and the Collateral Documents in connection with a bankruptcy, as provided for in
Section 5.8 hereof; (d) notify Seller of any claim, as provided for in Section
5.16 hereof; (e) obtain the releases of Seller, as provided for in Section 5.19 hereof; (t) prepare, and, if applicable, execute any documents or instruments relating to the transfer of the Loans and Obligations in accordance with the provisions of Section 3.1(e), (t) and{g), including without limitation any defects with respect to the effectiveness thereof under applicable law; (g) advise Seller of any Taxes payable or any Tax form (or other information reporting), including without limitation any failure of or inaccuracy in the Tax Certificate, and make payment of Taxes, as provided for in Section 2.8 hereof, or (h) take any actions in a Foreign Jurisdiction necessary or appropriate to effect the transfer of the Loans and the Collateral Documents and to evidence, secure, legalize or otherwise render valid and enforceable the rights of Buyer with respect to the Loans and the Collateral Documents as provided for in
Section 3.2 hereof. Buyer further agrees to pay when due or promptly reimburse

Federal Deposit Insurance Corporation
Reliance Bank Loan Sale Agreement
White Plains, NY Version 1.4


Seller for any fees, taxes, costs and expenses incurred by Seller in connection with the performance by Buyer of all of the obligations of Buyer specified herein.

          5.21. Borrower as Buyer. In the event that Buyer is the Borrower or a Related Party with respect to any Loan in the Loan Pool, then Buyer, on its own behalf and on behalf of any Related Party, agrees that it shall, and hereby does, release and discharge and agrees to indemnify, defend and hold hannless the Failed Bank(s), Seller and Seller's agents and employees from and against all claims, demands and causes of action arising out of any act or omission related to said Loan. Buyer acknowledges and agrees that it shall have no repurchase option on any Loan for which Buyer or a Related Party is the Borrower pursuant to Article VII of this Agreement. At Buyer's request, and upon preparation of appropriate documentation by Buyer in conformance with Sections 3.I(e) and (g), Seller will release and discharge a Loan for which Buyer is the Borrower in lieu of assigning the same to Buyer. In any event, Seller will issue a 1099 to report any discharge of indebtedness in connection with the sale or release of the Loan to the Borrower or a Related Party in accordance with IRS regulations and FDIC policy. Notwithstanding the foregoing, any failure by the FDIC to issue a 1099 does not relieve the Buyer of its responsibility to report the discharge of indebtedness in accordance with applicable federal tax law.

Federal Deposit Insurance Corporation
Reliance Bank Loan Sale Agreement
White Plains, NY Version 1.4

                                   Article VI
                      Loans Sold As Is and Without Recourse

          6.1. Loans Sold As Is. THE LOANS ARE SOLD "AS IS" AND "WITH ALL FAULTS," WITHOUT ANY REPRESENTATION, WARRANTY OR RECOURSE WHATSOEVER AS TO EITHER COLLECTIBILITY, CONDITION, FITNESS FOR ANY PARTICULAR PURPOSE, MERCHANTABILITY OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED. SELLER SPECIFICALLY DISCLAIMS ANY WARRANTY, GUARANTY OR REPRESENTATION, ORAL OR WRITTEN, PAST OR PRESENT, EXPRESS OR IMPLIED, CONCERNING THE LOANS, THE STRATIFICATION OR PACKAGING OF THE LOANS, THE COLLATERAL OR THE COLLATERAL DOCUMENTS.

          6.2. No Warranties or Representations with Respect to Escrow Accounts. Seller makes no warranties or representation of any kind or nature as to the sufficiency of funds held in any escrow account to discharge any obligations related in any manner to an escrow obligation, as to the accuracy of the amount of any monies held in any escrow account or as to the propriety of any previous disbursements or payments from any escrow account.

          6.3. No Warranties or Representations as to Amounts of Unfunded Principal. Seller further makes no warranties or representation of any kind or nature as to the amount of any additional or future disbursements of principal Buyer is obligated to make under the Notes or Collateral Documents.

          6.4. Disclaimer Regarding Calculation or Adjustment of Interest on any Loan. Seller makes no warranties or representation of any kind as to the accuracy of any calculation or adjustment of interest on any Loan, including, without limitation, any adjustable rate mortgage Loan, whether such calculation or adjustment is made by the Failed Bank, Seller, any agent or contractor of Seller, or any predecessor-in-interest of Seller or any other party.

          6.5. No Warranties or Representations With Regard to Due Diligence Data. Seller makes no warranties or representation of any kind as to the completeness or accuracy of any information provided by Seller with respect to any Loan. Buyer's exclusive remedies with respect to any inaccurate or incomplete information provided by Seller are an adjustment to the Purchase Price in accordance with Section 2.4 hereof or an option to repurchase under
Article VII, and such exclusive remedies are available only if all other conditions therefore expressed in this Agreement have been met.

          6.6. Buyers' Waiver of Cause of Action. Buyer hereby waives any right or cause of action it might now or in the future have against the Failed Bank(s) or Seller as a result of its purchase of the Loan Pool(s) subject to this Agreement; provided, however, that this waiver does not include any action taken as a result of Seller's failure to perform under the terms of this Agreement.

          6.7. Intervening or Missing Assignments. Buyer acknowledges and agrees that Seller shall have no obligation to secure or obtain any missing intervening assignment or any assignment to Seller that is not contained in the Loan File or among the Collateral Documents. Buyer shall have the sole responsibility and expense of securing any intervening assignment or any assignment to Seller that may be missing from the Collateral Documents from the appropriate source.

          6.8 No Warranties or Representations as to Documents. Seller makes no warranties or representations of any kind or nature as to the effectiveness or enforceability in any Foreign Jurisdiction of this Agreement, the Bill of Sale, the Assignment and Assumption Agreement or any other document or instrument prepared in connection herewith, whether or not prepared and executed in the forms provided herewith, all of such forms being provided for reference only.

                                   Article VII
                     Repurchase by Seller at Buyer's Option

          7.1. Repurchases at Buyer's Option. Buyer may, at its option, and upon satisfaction of the procedures and other requirements set forth below, require Seller to repurchase a Loan, if, and only if, prior to the Loan Sale Closing Date one of the following events set forth below has occurred. IN NO EVENT SHALL THE OCCURRENCE OF ANY SUCH EVENT BE EVIDENCE OF BAD FAITH, MISCONDUCT OR FRAUD EVEN IN THE EVENT THAT IT IS SHOWN THAT SELLER, IN ANY CAPACITY, ANY AGENT OF SELLER, ANY FAILED BANK OR ANY OF THEIR RESPECTIVE DIRECTORS, EMPLOYEES, OFFICERS OR AGENTS KNEW OR SHOULD HAVE KNOWN OF THE EXISTENCE OF ANY FACTS RELATING TO THE OCCURRENCE OF SUCH EVENT:

                  (a) The Borrower had been discharged in a no asset bankruptcy proceeding and no collateral exists out of which the Loan may be satisfied and all guarantors or sureties of the Note, if any, or the obligations contained therein, have similarly been discharged in no asset bankruptcies.

                  (b) A court of competent jurisdiction had entered a final judgment (other than a bankruptcy decree or judicial foreclosure order) holding that neither the Borrower nor any guarantors or sureties owe an enforceable obligation to pay the holder of the Note or its assignee(s).

                  (c) The Failed Bank or Seller had executed and delivered to the Borrower a release of liability from all obligations under the Note.

                  (d) A title defect exists in connection with the property which is the subject of a Contract for Deed and which title defect requires a prior order or judgment of a court to enable Buyer to convey title to such property in accordance with the terms and conditions set forth in the Contract for Deed.

                  (e) Seller is not the owner of the Loan (or, in the case of a participation interest in a Loan, Seller is not the owner of the pro rata interest in such participation interest set forth on the attached Schedule of Loans).

                  (f) The Mortgaged Property securing any Loan sold hereunder has Significant Environmental Contamination. Buyer's recourse with respect to this Section 7.1(f) shall be conditioned upon: (i) the presence of Significant Environmental Contamination not being disclosed in the Loan, Loan File or other material made available by Seller to Buyer prior to submission of a bid; (ii) such Loan having a Book Value greater than $250,000.00 as of the Loan Sale Closing Date; and, (iii) Buyer delivering, along with the notice required by
Section 7.4 hereof, the following, each of which must be satisfactory in form and substance to Seller in its sole discretion:

Federal Deposit Insurance Corporation
Reliance Bank Loan Sale Agreement
White Plains, NY Version 1.4


                           (1) A Phase I environmental assessment, from a
qualified and reputable firm, of the

Mortgaged Property securing the Loan; and,

                           (2) A Phase II environmental assessment or lead-based
paint survey of such Mortgaged Property from a qualified and reputable firm, which assessment shall confirm (i) the existence of Significant Environmental Contamination on such Mortgaged Property and (ii) that the regulator is likely to require such remediation; and,

                           (3) Buyer shall have submitted a written
certification of Buyer under penalty of perjury that no action has been taken
(i) to initiate foreclosure proceedings or (ii) to accept a deed-in-lieu-of-foreclosure in connection with such Loan.

                  (g) The Failed Bank, its officers, directors or employees fraudulently caused the Borrower to receive less than all of the proceeds and benefits of a Note. Buyer's recourse with respect to this Section 7.1 (g) shall be conditioned upon Buyer delivering, along with the notice required by Section
7.4 hereof, written evidence of such fraud, which evidence must be satisfactory in form and substance to Seller in its sole discretion.

          7.2. Securities Laws Right of Rescission. In the event that Buyer is entitled to and wishes to exercise its rescission rights under any federal or state securities law, Buyer shall deliver the notice required by Section 7.4 hereof, together with written evidence of the circumstances giving rise to Buyer's right to rescission, which evidence must be satisfactory in form and substance to Seller in its sole discretion.

          7.3. Defects not Qualifying for Repurchase. Neither the absence of any intervening assignment or any assignment to Seller, nor the existence of any lien, claim or encumbrance on the Loan or its Collateral, nor any defect in the lien or priority of Seller's security interest in the Collateral shall give rise to any claim for repurchase under this Article VII.

          7.4. Notice to Seller. Buyer shall notify Seller of each Loan with respect to which Buyer seeks repurchase. Such notice shall be on Buyer's letterhead paper and include the following information: (a) Buyer's tax identification number, (b) Buyer's wire transfer instructions, (c) the subsection under Section 7.1 hereof for which Buyer is seeking repurchase and
(d) a summary of the reasons Buyer believes that the Loan(s) should be repurchased. The notice shall be accompanied by evidence supporting the basis for repurchase of such Loan. Promptly upon request by Seller, Buyer shall supply Seller with any additional evidence that Seller may require. Seller shall have no obligation to repurchase any Loan pursuant to this Article VII for which notice and all supporting evidence reasonably required by Seller have not been received by Seller at the addresses specified in Sections 8.2 and 8.3 hereof no later than the first Business Day after the expiration of 180 calendar days after the Loan Sale Closing Date, or in the case of a Contract for Deed, the first Business Day after the expiration of 360 calendar days after the Loan Sale Closing Date.

          7.5. Re-delivery of Note(s), Files and Documents. For any Loan that qualifies for repurchase under this Article, Buyer shall: (a) re-endorse and deliver the Note(s) to Seller, (b)

Federal Deposit Insurance Corporation
Reliance Bank Loan Sale Agreement
White Plains, NY Version 1.4

reassign all Collateral Documents associated with such Loan and reconvey any real property subject to a Contract for Deed or transferred by quitclaim deed pursuant to Section 2.6 hereof, together with such other documents or instruments as shall be necessary or appropriate to convey the Loan back to Seller, (c) re-deliver to Seller the Loan File, along with any additional records compiled or accumulated by Buyer pertaining to the Loan, and
(d) deliver to Seller a certification, notarized and executed under penalty of perjury by a duly authorized representative of Buyer, certifying that as of the date of repurchase none of the conditions relieving Seller of its obligation to repurchase the Loan(s) as specified in Section 7.6 hereof has occurred. The documents evidencing such reconveyance shall be substantially the same as those executed as of Closing pursuant to Article III of this Agreement. In all cases where Buyer recorded or filed among public records any document or instrument evidencing a transfer of the Loan to Buyer, Buyer shall cause to be recorded or filed among such records a similar document or instrument evidencing the reconveyance of the Loan to Seller. Upon compliance by Buyer with the provisions hereof, Seller shall pay to Buyer the Repurchase Price.

          7.6. Waiver of Buyer's Repurchase Option. Seller will be relieved of its obligation to repurchase any Loan for any reason set forth in subsections
(a) through (g) of Section 7.1 hereof, if Buyer: (a) modifies any of the terms of the Loan (including the terms of any Collateral Document or Contract for Deed); (b) exercises forbearance with respect to any scheduled payment on the Loan; (c) accepts or executes new or modified lease documents assigned by Seller to Buyer; (d) sells, assigns or transfers the Loan or any interest therein; (e) fails to employ usual and customary care in the maintenance, collection, servicing and preservation of the Loan, including usual and customary delinquency prevention, collection procedures and protection of collateral as warranted; (f) initiates any litigation in connection with the Loan or the Mortgaged Property securing the Loan other than litigation to force payment or to realize on the Collateral securing the Loan; (g) completes any action with respect to foreclosure on, or accepts a deed-in-lieu of foreclosure for any Property securing the Loan; (h) causes, by action or inaction, the priority of title to the Loan, Mortgaged Property and other security for the Loan to be less than that conveyed by Seller; (i) causes, by action or inaction, the security for the Loan to be different than that conveyed by Seller, except as may be required by the terms of the Collateral Documents; (j) causes, by action or inaction, a claim of third parties to arise against Buyer that, as a result of repurchase under this Agreement, might be asserted against Seller; (k) causes, by action or inaction, a security interest, lien, pledge or charge of any nature to encumber the Loan to arise; (1) is the Borrower or any Related Party under such Loan; or (m) makes an Advance on the Loan other than to protect the Noteholder's lien position.

Federal Deposit Insurance Corporation
Reliance Bank Loan Sale Agreement
White Plains, NY Version 1.4


                                  Article VIII
                                     Notices

          8.1. Notices. All notices or deliveries required or pennitted hereunder shall be in writing and shall be deemed given when personally delivered to the individual hereinafter designated or when actually received by means of e-mail, facsimile, overnight mail or certified mail, return receipt requested, at the following address or such other address as either party may hereafter designate by notice to the other party, making specific reference to this Article vm of this Agreement. Any notice sent by facsimile must be confinned by submission of an original or hard copy on the next Business Day following such notification.

         8.2. Article VII Notice. Notice required by Article VII (Repurchases at Buyer's Option) shall be delivered to:

                    SELLER:  Manager, Asset Claims Administration

                             FDIC Asset Claims Administration
                             550 17th Street, NW, (Rm. F-3054)
                             Washington, D.C. 20429-002
                             Facsimile: (202) 898-8916

                             Senior Counsel

                             Receivership Policy and Special Issues Unit FDIC
                               Legal
                             Division 801 17th Street NW (Room H-11102)
                             Washington, D. C. 20434-001

          8.3. All Other Notices. Notice required by any other provision(s) of this Agreement shall be delivered to:

                             Union State Bank, 100 Dutch Hill Road
                             Orangeburg, New York 10962

                             Attention: Steven T. Sabatini
                             Senior Executive Vice President

                             with a copy to: Harry G Murphy, SVP

                             Telephone: 845-365-4615 & 845-365-4600
                             Fax: 845-365-4695
                             E-mail Address:

                    SELLER: Federal Deposit Insurance Corporation Franchise and Asset Marketing Branch

Federal Deposit Insurance Corporation
Reliance Bank Loan Sale Agreement
White Plains, NY Version 1.4


BUYER:

                             1910 Pacific Avenue
                             Dallas, Texas 75201

                             Federal Deposit Insurance
                             Corporation Regional Counsel,
                             Litigation Branch
                             1910 Pacific Avenue Dallas, Texas 75201

Federal Deposit Insurance Corporation
Reliance Bank Loan Sale Agreement
White Plains, NY Version 1.4


                                   Article IX
                               Condition Precedent

          9.1 Failure to Close. The obligations of the parties to this Agreement are subject to the Receiver and the Corporation having received at or before Bank Closing Date evidence reasonably satisfactory to each of any necessary approval, waiver, or other action by any governmental authority, the board of directors of the Buyer, or other third party, with respect to this Agreement and the transactions contemplated hereby, of the closing of the Failed Bank and the appointment of the Receiver, the chartering of the Buyer, and any agreements, documents, matters or proceedings contemplated hereby or thereby.

Federal Deposit Insurance Corporation
Reliance Bank Loan Sale Agreement
White Plains, NY Version 1.4


                                    Article X
                            Miscellaneous Provisions

          10.1. Severability. Each part of this Agreement is intended to be severable. If any term, covenant, condition or provision hereof is unlawful, invalid or unenforceable for any reason whatsoever, such illegality, invalidity or unenforceability shall not affect the legality, validity or enforceability of the remaining parts of this Agreement and all such remaining parts hereof shall be valid and enforceable and have full force and effect as if the invalid or unenforceable part had not been included.

          10.2. Construction. Unless the context otherwise requires, singular nouns and pronouns when used herein, shall be deemed to include the plural and vice versa and impersonal pronouns shall be deemed to include the personal pronoun of the appropriate gender.

          10.3. Survival. Each and every covenant made by Buyer or Seller in this Agreement shall survive the Closing and shall not merge into the closing documents, but instead shall be independently enforceable.

          10.4. Governing Law. Federal law shall control this Agreement. To the extent that federal law does not supply a rule of decision, this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York. Nothing in this Agreement will require any unlawful action or inaction by either party.

          10.5. Incorporation by Reference. The Bid Package shall be considered part of this Agreement as if fully set forth herein.

          10.6. Cost, Fees and Expenses. Except as otherwise provided herein, each party hereto agrees to pay all costs, fees and expenses which it has incurred in connection with or incidental to the matters contained in this Agreement, including without limitation any fees and disbursements to its accountants and counsel; provided that Buyer shall pay all fees, costs and expenses (other than attorneys' fees incurred by Seller) incurred in connection with the transfer to it of any Loan hereunder.

          10.7. Nonwaiver, Amendment and Assignment. No provision of this Agreement may be amended or waived except in writing executed by all of the parties to this Agreement. This Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights and benefits hereof, including the Attachments to this Agreement, shall be binding upon, and shall inure to the benefit of the undersigned parties and their respective heirs, executors, administrators, representatives, successors and assigns. Notwithstanding the foregoing, this Agreement may not be transferred or assigned without the express prior written consent of Seller (and any attempted assignment without such consent shall be void).

          10.8. Drafting Presumption. This Agreement will be construed fairly as to each party regardless of which party drafted it.

Federal Deposit Insurance Corporation
Reliance Bank Loan Sale Agreement
White Plains, NY Version 1.4


          10.9. Controlling Agreement. Seller and Buyer hereby acknowledge and agree that this Agreement shall in all instances be the controlling document with respect to the terms of the sale and transfer of the Loans, Collateral Documents and Collateral, and the assignment and assumption of all obligations thereunder. In the event of a conflict between the terms of this Agreement and the terms of any other document or instrument executed in connection herewith and with the transactions contemplated hereby, including, without limitation, any translation into a foreign language of this Agreement, any Collateral Document, or any other document or instrument executed in connection herewith which is prepared for notarization, filing or any other purpose, the terms of this Agreement shall control, and furthermore, the terms of this Agreement shall in no way be or be deemed to be amended, modified or otherwise affected in any manner by the terms of such other document or instrument.

          10.10. Venue. Buyer and Seller each hereby irrevocably and unconditionally agree that any legal action arising under or in connection with the sale, this Agreement or the transactions contemplated hereby are to be instituted in the United States District Court in and for the District of Columbia.

          10.11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

          10.12. Waiver of Jury Trial. Buyer and Seller each hereby irrevocably and unconditionally waive any right to have a jury participate in resolving any dispute, whether sounding in contract, tort or otherwise, arising out of or relating to or in connection with the sale of the Loans, this Agreement or any transaction contemplated hereby.


                                                EXECUTED THIS 19th DAY OF
                                                MARCH 2004.


BUYER:                                          SELLER

UNION STATE BANK                                FEDERAL DEPOSIT INSURANCE
NANUET, NY                                      CORPORATION AS RECEIVER OF
                                                RELIANCE BANK, WHITE PLAINS, NY

By:  /s/ Steven T. Sapatini                     By: /s/ Curtis Sprague
     ----------------------                         -----------------------
     Steven T. Sapatini                             Curtis Sprague

Printed Name: Steven T. Sapatini                       Curtis Sprague
Title: Senior Executive Vice President          Title: Receiver In Charge &
       and Chief Financial Officer                     Attorney-in-fact

Federal Deposit Insurance Corporation
Reliance Bank Loan Sale Agreement
White Plains, NY Version 1.4


By:

                                 ATTACHMENT "A"
                                       to
                               Loan Sale Agreement

                                SCHEDULE OF LOANS
               Loan Pool Number[s]: Pool 400 Bid Percentage 101%)


 THE LIST(S), IF ANY, ATTACHED TO THIS SCHEDULE (OR SUBSCHEDULE(S>> AND THE INFORMATION THEREIN, IS AS OF THE INFORMATION PACKAGE DATE. IT WILL BE ADJUSTED TO REFLECT THE COMPOSITION AND BOOK VALUE OF THE LOANS AS OF THE DATE OF BANK CLOSING DATE. THE LIST(S), IF ANY, MAY BE REPLACED WITH A MORE ACCURATE LIST POST CLOSING. THE POST CLOSING LIST(S) MAY REFLECT ALL, SOME, OR NONE OF THE LOANS FOR THIS POOL(S) AND MAY CONTAIN LOANS NOT PREVIOUSLY LISTED FOR THIS SCHEDULE.

 This schedule will list each Loan and its Book Value as of the Calculation Date, will stratify the Loans into Pools and will clearly designate each Loan as Performing or Non-Performing.

                                  RELIANCE BANK
                                WHITE PLAINS, NY
                                As of: 01/31/2004
                           LISTING OF LOANS - PORTFOLIO


[GRAPHIC OMITTED]


                                  ATTACHMENT B
                                       to
                               Loan Sale Agreement

                             REPURCHASE PERCENTAGES
                           (Loan Pool Number[s]: 400)

 "The Repurchase Percentage for each Loan shall equal the percentage equivalent to a fraction, the numerator of which is the Book Value of the Loan, and the denominator of which is either (i) the total Book Value of all Loans in the Loan Pool containing such Loan, or (ii) in the event that Buyer is purchasing a Loan Pool Combination, the total Book Value of all Loans in the Loan Pool Combination. Repurchase Percentages will be carried to the one thousandth of one percent (e.g., 10.125%)."

Federal Deposit Insurance Corporation
RelianceBank Loan Sale Agreement
White Plains, NY Version 1.4


                       ATTACHMENT C to Loan Sale Agreement

                               [Form o/Billo/Sale)

                                  BILL OF SALE

                             (Loan Pool Number[s]: )

For value received and pursuant to the tenns and conditions of the Loan Sale Agreement by and between the Federal Deposit Insurance Corporation as Receiver
of                                               , ("Seller"), and
("Buyer") dated (the "Agreement"), does hereby sell, assign and convey to Buyer, its successors and assigns, all right, title and interest of Seller in and to the Loans described in Exhibit A attached to this Bill of Sale and made a part of this Bill of Sale for all purposes, arising from and after the date hereof.

THIS BILL OF SALE IS EXECUTED WITHOUT RECOURSE AND WITHOUT REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS, IMPLIED OR CREATED BY OPERATION OF LAW, EXCEPT AS PROVIDED IN THE AGREEMENT.

   EXECUTED THIS                                DAY OF



                                                FEDERAL DEPOSIT INSURANCE
                                                CORPORATION AS RECEIVER OF

WITNESS                                         By:
                                                    ----------------------------
                                                Name:
                                                      --------------------------
                                                Title:
                                                       -------------------------

SELLER:

{INCLUDE THE FOLLOWING ACKNOWLEDGEMENT IF FDIC COUNSEL ADVISES THAT LOCAL JURISDICTION WHERE BILL OF SALE IS EXECUTED REQUIRES SUCH ACKNOWLEDGEMENT:]

ACKNOWLEDGMENT:

STATE OF

COUNTY OF                              )

          Before me, the undersigned authority, a Notary Public in and for the county and state aforesaid, on this day personally appeared , known to me to be the person whose name is subscribed to the foregoing instrument, as Attorney-in-Fact of the Federal Deposit Insurance Corporation as Receiver of
                                         , and acknowledged to me that s/he
executed the same as the act of the FEDERAL DEPOSIT INSURANCE CORPORATION, for the purposes and consideration therein expressed, and in the capacity(ies) therein stated.

    Given under my hand and seal of office on this the -day of                ,.


                                                   Notary Public

[SEAL].                                            My Commission expires:

Federal Deposit Insurance Corporation
Reliance Bank Loan Sale Agreement
White Plains, NY Version 1.4


                       ATTACHMENTD to Loan Sale Agreement

                  [Form of Assignment and Assumption Agreement)

                       ASSIGNMENT AND ASSUMPTION AGREEMENT
                             (Loan Pool Number[s]: )

          THIS ASSIGNMENT AND ASSUMPTION (this" Assignment") is made and entered
into as of the --day                 of                       , 200- by and
between the Federal Deposit Insurance Corporation as Receiver of
                                          ("Assignor"), and  -a organized and
                                   existing under the laws of
                      ("Assignee").

          WHEREAS Assignor and Assignee have entered into that certain Loan Sale Agreement dated as of (the" Agreement"), pursuant to which Assignor has agreed to sell, assign, transfer and convey to Assignee certain loans identified on Exhibit A attached to this Assignment (the "Loans").

          WHEREAS pursuant to a Bill of Sale of even date herewith, Assignor has conveyed to Assignee all of Assignor's interest in the Loans.

          WHEREAS Assignor is a party to certain agreements, documents and instruments evidencing the Loans, including without limitation, promissory notes, loan agreements, shared credit or participation agreements, inter-creditor agreements, letters of credit, reimbursement agreements, drafts, bankers' acceptances, transmission system confirmations of transaction and other evidences of indebtedness of any kind (the "Notes")

          WHEREAS Assignor is a party to certain agreements, including the documents evidencing and securing the Loans, such as mortgages, deeds of trust, security agreements, loan agreements and other documents or instruments of similar or different natures relating to each Loan (the "Collateral Documents").

          WHEREAS Assignor is a party to various other agreements relating to the Loans, including agreements with attorneys and others relating to collection of the Loans (the "Miscellaneous Agreements"). The term "Miscellaneous Agreements" shall not include any servicing agreements between Assignor and independent entities pursuant to which the contractors perform loan-servicing functions on behalf of the FDIC.

          WHEREAS as a condition to the sale of the Loans, as provided in the Loan Sale Agreement, Assignor has agreed to assign and convey to Assignee all of Assignor's right, title and interest in, to and under, and all of Assignor's obligations under the Notes, the Collateral Documents and the Miscellaneous Agreements, and Assignee has agreed to accept and assume

Federal Deposit Insurance Corporation
Reliance Bank Loan Sale Agreement
White Plains, NY Version 1.4


from Assignor all of Assignor's duties and obligations arising from and after the date hereof under the Notes, the Collateral Documents and the Miscellaneous Agreements.

          NOW, THEREFORE, in consideration of the foregoing and the sum of ten dollars ($10.00), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

                  1. Assignor hereby transfers, grants, conveys and assigns to Assignee all of Assignor's right, title and interest in, to and arising under, and obligations arising under, the Notes, the Collateral Documents and the Miscellaneous Agreements, and Assignee hereby accepts such assignment and assumes all of Assignor's obligations and liabilities arising from and after the date hereof under or pursuant to the Notes, the Collateral Documents and the Miscellaneous Agreements. The obligations assumed pursuant to this Agreement include, without limitation, any and all obligations (i) to pay outstanding invoices and bills relating to Loans serviced by Assignor that, if paid by Assignor, would constitute Advances (as such term is defined in the Agreement),
(ii) to make Advances with respect to Loans serviced by Assignor and (iii) to reimburse another servicer with respect to Loans serviced by others for Advances.

                  2. Assignee hereby represents and warrants to, and covenants with, Assignor the following:

                           a. Assignee understands that (a) neither the Loans,
nor any interest therein or evidence

thereof, has been registered or qualified under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state or any other jurisdiction, and (b) the Assignor is not required, and does not intend, to so register or qualify the Loans;

                           b. Assignee is a substantial, sophisticated investor
having such knowledge and experience in

financial and business matters, and in particular in matters relating to the purchase, sale, origination or ownership of loans and loan participations such as the Loans, that it is capable of evaluating the merits and risks of investment in the Loans and understands and is able to bear the economic risks of such an investment (including a total loss of its investment and the risk that Assignee might be required to hold the Loans for an indefinite period of time);

                           c. Assignee is acquiring the Loans for investment,
for its own account, and not for or on

account of any other person or entity, and not with a view to or for sale in connection with a distribution within the meaning of Section 5 of the Securities Act;

                           d. Assignee has been furnished with, and has had an
opportunity to review and understands,

all information relating to the Loans as has been requested and as is considered necessary by Assignee, and has had all questions arising from or relating to such review answered to the satisfaction of Assignee;

                           e. Neither Assignee nor anyone acting on its behalf
has offered, transferred, pledged, sold

or otherwise disposed of any of the Loans (or any interest therein or

Federal Deposit Insurance Corporation
Reliance Bank Loan Sale Agreement
White Plains, NY Version 1.4


evidence thereof) to, or solicited any offer to buy or accept a transfer, pledge or other disposition of any of the Loans (or any interest therein or evidence thereof) from, or otherwise approached or negotiated with respect to any of the Loans (or any other interest therein or evidence thereof) with, any person or entity in any manner, or taken any other action that would constitute a distribution under, or render the disposition to Assignee or the disposition by Assignee to any other party of any of the Loans (or any interest therein or evidence thereof) a violation of, the Securities Act or any other securities law or require registration or qualification pursuant thereto, nor will it act, nor has it authorized or will it authorize any person or entity to so act, in any such manner with respect to the Loans (or any interest therein or evidence thereof);

                           f. Either (i) Assignee is not an employee benefit
plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA ") or a plan within the meaning of
Section 4975( e )(1) of the Internal Revenue Code, and Assignee is not, directly or indirectly, purchasing the Loans on behalf of, as investment manager of, as named fiduciary of, as trustee of or with assets of any such plan; or (ii) Assignee's purchase of the Loans (A) will not cause Assignor to be deemed a fiduciary of any such plan, or (B) either will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code or will be exempt from the prohibited transaction rules in Section 406 of ERISA and Section 4975 of the Internal Revenue Code; and

                  3. Assignee shall indemnify and hold harmless and agree to defend Assignor, the failed bank, and Assignor's agents and employees (the "Indemnified Parties") from and against any and all damages, liabilities, losses, costs, charges, liens, deficiencies and expenses of any nature (including, without limitation, reasonable attorneys' fees and all other actual litigation costs) suffered or incurred by or assessed against the Indemnified Parties from and after the date hereof as a result of any claim, demand or legal proceeding arising out of or resulting from either Assignee's failure to perform the assumed obligations or pay the assumed liabilities identified in Section 1 above or Assignee's breach of any representation, warranty or covenant contained in this Assignment.

                  4. This Assignment shall be binding upon and shall inure to the benefit of Assignor and Assignee and their respective successors and assigns, and the Federal Deposit Insurance Corporation in its corporate capacity shall be a third-party beneficiary with respect hereto.

                  5. This Assignment is made, executed and delivered pursuant to the Agreement, and is subject to all of the terms, provisions and conditions thereof.

                  6. This Assignment shall be construed and the rights and obligations of the parties hereto shall be detemlined in accordance with federal law. To the extent there is no applicable federal law, the law of the State of New York will be deemed conclusively to be reflective of federal law.

Federal Deposit Insurance Corporation
Reliance Bank Loan Sale Agreement
White Plains, NY Version 1.4


                  7. This Assignment may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

          IN WITNESS WHEREOF, each of the parties has caused this Assignment and Assumption Agreement to be executed and delivered by its duly authorized officer or agent as of the day and year first written above.

                                                ASSIGNOR:

                                                FEDERAL DEPOSIT INSURANCE
                                                CORPORATION AS Receiver of


WITNESS                                         By:
                                                    ----------------------------
                                                Name:
                                                      --------------------------
                                                Title:
                                                       -------------------------

                                                ASSIGNEE:

                                                        a

WITNESS                                         By:
                                                    ----------------------------
                                                Name:
                                                      --------------------------
                                                Title:
                                                       -------------------------

Federal Deposit Insurance Corporation
Reliance Bank Loan Sale Agreement
White Plains, NY Version 1.4


                                     ACKNOWLEDGMENT

STATE OF

                                       )

COUNTY OF                              )

         Before me, the undersigned authority, a Notary Public in and for the county and state aforesaid, on this day personally appeared, known to me to be the person whose name is subscribed to the foregoing instrument, as Attorney-in-Fact of the Federal Deposit Insurance Corporation as Receiver of and acknowledged to me that s/he executed the same as the act of the Federal Deposit Insurance Corporation, for the purposes and consideration therein expressed, and in the capacity(ies) therein stated.

    Given under my hand and seal of office on this the _day of                ,.


                                                  Notary Public

[SEAL]                                            My Commission expires:

                                 ACKNOWLEDGMENT

STATE OF

COUNTY OF                              )

          Before me, the undersigned authority, a Notary Public in and for the county and state aforesaid, on this day personally appeared, known to me to be the person whose name is subscribed to the foregoing
          instrument, as of                                             , and
          acknowledged to me that s/he executed the same as the act of the
                                   , for the purposes and consideration therein
          expressed, and in the capacity therein stated.

          Given under my hand and seal of office on this the _day of         ,.


                                           Notary Public

[SEAL]                                     My Commission expires:

                                  ATTACHMENT E
                                       to
                               Loan Sale Agreement

               [Form of Assignment and Lost Instrument Affidavit}

STATE OF                      )

COUNTY OF                     )

                    ASSIGNMENT AND LOST INSTRUMENT AFFIDAVIT
                             (Loan Pool Number[s): )

          Before me, the undersigned authority, personally appeared
                                                         , who upon being duly
cautioned and sworn deposes and says, to the best of his /her knowledge, as follows:

          1. That s/he is the Attorney-in-Fact for the Federal Deposit Insurance Corporation (the "FDIC") acting in its [I corporate capacity capacity as Receiver of
, whose address is 1910 Pacific, Dallas, Texas 75201 ("Seller").

          2. That at the time of the preparation of transfer to ("Buyer"), Seller was the owner of that certain loan, obligation or interest in a loan or obligation evidenced by a promissory note, evidencing an indebtedness or evidencing rights in an indebtedness (the "Instrument"), as follows:

                              Loan Number:

                              Name of Maker:

                              Original Principal Balance:

                              Date of Instrument:

          3. That the original Instrument has been lost or misplaced. The Instrument was not where it was assumed to be, and a search to locate the Instrument was undertaken, without results. Prior to the transfer to Buyer the Instrument had not been assigned, transferred, pledged or hypothecated.

          4. That if Seller subsequently locates the Instrument, Seller shall use reasonable efforts to provide written notice to Buyer and deliver and endorse the Instrument to Buyer in accordance with written instructions received from Buyer (or such other party designated in writing by Buyer).

Federal Deposit Insurance Corporation
Reliance Bank Loan Sale Agreement
White Plains, NY Version 1.4


          5. That the purpose of this affidavit is to establish such facts. This affidavit shall not confer any rights or benefits, causes or claims, representations or warranties (including, without limitation, regarding ownership or title to the Instrument or the obligations evidenced thereby) upon Buyer, its successors or assigns. All such rights, benefits, causes or claims, representations and warranties (if any) shall be as set forth in the Loan Sale Agreement between Buyer and Seller dated as of .

          6. That pursuant to the terms and conditions of the aforementioned Loan Sale Agreement the Instrument (including, without limitation, any and all rights Seller may have to enforce payment and performance of the Instrument, including any rights under Section 3-309 of the Uniform Commercial Code) is hereby assigned effective as of the date hereof, without recourse, representation or warranty, to Buyer. A copy of the Instrument is attached to this affidavit, if available.

                                                          FEDERAL DEPOSIT
                                                          INSURANCE CORPORATION,
                                                          ACTING IN THE CAPACITY
                                                          STATED ABOVE



    Signed and sworn to before me this _day of                      ,        .


                                               Notary Public

[SEAL]                                         My Commission expires:

Federal Deposit Insurance Corporation
Reliance Bank Loan Sale Agreement
White Plains, NY Version 1.4


STATE OF                               )
                                       )
COUNTY OF                              )

          Before me, the undersigned authority, a Notary Public in and for the county and state aforesaid, on this day personally appeared , known to me to be the person whose name is subscribed to the foregoing instrument, as Attorney-in-Fact of the Federal Deposit Insurance Corporation acting in the capacity stated above, and acknowledged to me that s/he executed the same as the act of the Federal Deposit Insurance Corporation, for the purposes and consideration therein expressed, and in the capacity therein stated.

          Given under my hand and seal of office on this the day of 2004.


                                         Notary Public

[SEAL]                                   My Commission expires:

Federal Deposit Insurance Corporation
Reliance Bank Loan Sale Agreement
White Plains, NY Version 1.4


                                  ATTACHMENT F
                                       to
                               Loan Sale Agreement

                   [Form of Affidavit and Assignment of Claim)

                              (Loans in Bankruptcy)

State of                      )
                              )
County of                     )

                        AFFIDAVIT AND ASSIGNMENT OF CLAIM
                              (Loan Pool Number[s]:

          The undersigned, being first duly sworn, deposes and states as follows:

          The Federal Deposit Insurance Corporation, acting] in its corporate capacity in its capacity as Receiver of [Name of Institution] ("Assignor"), acting by and through its duly authorized officers and agents, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged does hereby sell, transfer, assign and set over to __________ ("Assignee") of (insert Buyer's address) _________________, his/her/its successors and assigns, all of the Assignor's interest in any claim in the bankruptcy case commenced by or against (insert Obligor's name)__________ ("Obligor") in the {insert (1) appropriate U S. Bankruptcy Court, including the district of the court, such as for the Western District of Texas, or (2) the Foreign Jurisdiction Bankruptcy Court) __________ being designated as Case Number {insert docket number assigned case) ("Bankruptcy Claim"), or such part of said Claim as is based on the promissory note of (insert the names of the makers of the note exactly as they appear on the note), dated (insert the date the note was made), and made payable to (insert the name of the payee on the note exactly as it appears on the note), provided, however, that this assignment is made pursuant to the tenns and conditions as set forth in that certain Loan Sale Agreement between the Assignor and the Assignee dated (insert the date of the governing Loan Sale Agreement) (the "Agreement").

          For purposes of Bankruptcy Rule 3001, this assignment and affidavit represent the unconditional transfer of the Bankruptcy Claim or such part of the Claim as is based on the promissory note or notes described in section one above and shall constitute the statement of the transferor acknowledging the transfer and stating the consideration therefore as required by said Rule 3001.

          This transfer was not for the purpose of the enhancement of any claim in a pending bankruptcy. The transfer of the debt was pursuant to the Agreement, through which numerous debts were sold; no specific amount of the total consideration was assigned to the debt that fomls the basis of claim.

          This assignment shall also evidence the unconditional transfer of the Assignor's interest in any security held for the claim.

          IN WITNESS WHEREOF, the Assignor has caused this Affidavit and Assignment of Claim to be executed this day of c.c, 2004.

                                                          FEDERAL DEPOSIT
                                                          INSURANCE CORPORATION,
                                                          ACTING IN THE CAPACITY
                                                          STATED ABOVE


Signed and sworn to before me this ___ day of                       ,2004


                                               Notary Public

[SEAL].                                        My Commission expires:

Federal Deposit Insurance Corporation
Reliance Bank Loan Sale Agreement
White Plains, NY Version 1.4


                                 ACKNOWLEDGMENT

STATE OF

COUNTY OF

          Before me, the undersigned authority, a Notary Public in and for the
county and state aforesaid, on this day personally appeared                    ,
known to me to be the person whose name is subscribed to the foregoing instrument, as Attorney-in-Fact of the Federal Deposit Insurance Corporation acting in the capacity stated above, and acknowledged to me that s/he executed the same as the act of the Federal Deposit Insurance Corporation, for the purposes and consideration therein expressed, and in the capacity therein stated.

          Given under my hand and seal of office on this the ___ day of ______,
_____.


                                  Notary Public

[SEAL]                            My Commission expires: